Exhibit 99.1

CONTACT: Sara Grootwassink Executive Vice President and Chief Financial Officer Direct Dial: 301-255-0820 E-Mail: sgrootwassink@writ.com	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400 Fax 301-984-9610 www.writ.com

Page 1 of 7	FOR IMMEDIATE RELEASE	October 24, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

THIRD QUARTER 2007 RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the third quarter ended September 30, 2007:

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Net income for the quarter ended September 30, 2007 was $34.4 million, or $0.73 per diluted share, compared to $10.2 million, or $0.23 per diluted share in the same period one year ago. Net income this quarter included a $25.0 million gain on disposed assets, related to the sale of Maryland Trade Center I & II.

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Funds from Operations (FFO) (1) for the quarter ended September 30, 2007 was $27.7 million, or $0.59 per diluted share, an increase of $3.3 million, or $0.05 per diluted share from the same period last year.

Operating Results

Core Net Operating Income (NOI) (3) for the third quarter increased by 6.8%, or $2.5 million, compared to the same period one year ago. The increase in Core NOI is due to rental rate growth of 2.7% and economic occupancy increase of 110 basis points. Rental rate growth was achieved in all sectors; the increase in economic occupancy was primarily achieved in the office sector.

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Office properties’ Core NOI increased 9.8% compared to the same period one year ago. Economic occupancy increased 290 bps to 95.5%, mainly due to lease ups at 7900 Westpark, 6110 Executive Boulevard, and Lexington office buildings. Rental rate growth for the office sector increased 1.9%.

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Retail properties’ Core NOI increased 7.3% compared to the same period one year ago. Rental rate growth was 2.9%, primarily due to rate increases at the newly redeveloped Shoppes at Foxchase, Bradlee Shopping Center, and Frederick County Square. Economic occupancy increased 110 bps to 95.0% due to occupancy gains at Montrose Shopping Center.

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Industrial properties’ Core NOI increased 5.4% compared to the same period one year ago due to rental rate growth of 2.3%. Economic occupancy increased 20 bps to 94.6% from the same quarter one year ago.

•	Medical office properties’ Core NOI increased 3.9% compared to the same period one year ago. Rental rate growth was 1.9% and economic occupancy remains high for the medical office sector at 99.4%.

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Multifamily properties’ Core NOI increased 3.6% compared to the same period one year ago. Rental rate growth was 4.9% while economic occupancy declined 120 bps quarter-over-quarter to 93.2%, but increased 240 bps sequentially. Rental rate growth was driven by new leases at 3801 Connecticut Avenue and Bethesda Hill Apartments.

Core occupancy was 95.3% during the third quarter of 2007, an increase of 110 bps from the same period the prior year.

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Leasing Activity

During the third quarter, WRIT signed commercial leases for 323,000 square feet, with an average rental rate increase of 22.6% and tenant improvement costs of $6.36 per square foot. Residential rental rates increased 4.9%.

•	Rental rates for new and renewed retail leases increased 37.2%, with no tenant improvement costs.

•	Rental rates for new and renewed office leases increased 22.7%, with $17.66 per square foot in tenant improvement costs.

•	Rental rates for new and renewed medical office leases increased 19.8%, with $18.33 per square foot in tenant improvement costs.

•	Rental rates for new and renewed industrial/flex leases increased 15.6%, with $0.88 per square foot in tenant improvement costs.

Acquisition and Disposition Activity

During the third quarter of 2007, WRIT acquired one medical office property for $15.3 million and land for development. WRIT sold two Class A office buildings for $58.0 million achieving a net gain on sale of $25 million. The acquisitions were financed with borrowings on our line of credit, cash from operations and operating partnership units. The proceeds from the disposition will be reinvested in a 1031 exchange.

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On August 17, 2007, WRIT acquired CentreMed I & II medical office buildings, located in Centreville, VA consisting of 52,000 net rentable square feet and 258 parking spaces, for $15.3 million. The buildings are located off Route 28/Centreville Road near I-66, in close proximity to Inova Fair Oaks Hospital and Prince William Hospital. Upon acquisition, the property was 100% leased to 14 tenants and is expected to achieve a first-year, unleveraged yield of 7.2% on a cash basis and 7.6% on a GAAP basis.

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On September 13, 2007, WRIT acquired a 0.8 acre parcel of land, located at 4661 Kenmore Avenue, Alexandria, VA for future medical office development. The acquisition was funded by issuing operating units in a consolidated subsidiary of WRIT. The land is adjacent to WRIT’s Alexandria Professional Center, one-half mile from Inova Alexandria Hospital and directly off I-395. WRIT currently has the right to develop 70,000 square feet of office space on the site, but will pursue a modification of the existing zoning to develop additional square footage.

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On September 27, 2007, WRIT completed the sale of Maryland Trade Center I & II for $58 million. Maryland Trade Center I is a 16-story, office tower consisting of 190,000 net rentable square feet. Maryland Trade Center II is a 12-story, office tower consisting of 160,000 net rentable square feet. WRIT acquired the office properties on May 17, 1996 for $28 million and achieved a net book gain on sale of $25 million. The unlevered internal rate of return was 16.9% over the WRIT ownership period. Proceeds from the sale will be reinvested in a 1031 exchange.

Development Activity

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In July, WRIT completed base construction on Dulles Station, a 180,000 square foot development project of Class A office and retail space located in Herndon, VA. The building, prominently visible from the Dulles Toll Road, is part of a mixed-use development which will include 1,095 multifamily units and 56,000 square feet of retail and restaurant space.

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This quarter WRIT began delivering units in the mid-rise tower of Bennett Park, fully delivering all 46 units by quarter-end. Bennett Park is a ground-up development project in Arlington, VA consisting of high-rise and mid-rise Class A apartment buildings with a total of 224 units and 5,900 square feet of retail space. The mid-rise tower was 70% leased at quarter-end. Construction is anticipated to be substantially complete on the high-rise tower in the fourth quarter 2007.

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Construction is nearing completion at The Clayborne Apartments. The Clayborne is a ground-up development project in Alexandria, VA, adjacent to our 800 South Washington retail property. The project consists of a 74-unit Class A apartment building that will include 2,600 square feet of additional retail space. Construction is

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anticipated to be substantially complete during the fourth quarter 2007.

Capital Structure

On September 28, 2007, WRIT paid a quarterly dividend of $0.4225 per share for its 183rd consecutive quarterly dividend at equal or increasing rates.

As of September 30, 2007 WRIT had a total capitalization of $2.8 billion.

Earnings Guidance

WRIT is increasing its previously issued 2007 FFO per share guidance from $2.23-$2.26 to $2.28-$2.31.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Thursday, October 25, 2007 at 11:00 A.M. Eastern Daylight Time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054
Leader:	Sara Grootwassink

The instant replay of the Conference Call will be available until November 25, 2007 at 11:59 PM Eastern Standard Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Conference ID:	256605

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metropolitan region. WRIT owns a diversified portfolio of 88 properties consisting of 14 retail centers, 24 office properties, 17 medical office properties, 23 industrial/flex properties, 10 multifamily properties and land for development. WRIT’s dividends have increased every year for 37 consecutive years and FFO per share has increased every year for 34 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2006 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time.

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Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2) Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. Core Operating NOI is calculated as real estate rental revenue less real estate operating expenses for those properties owned for the entirety of the periods being evaluated. Core Operating NOI is a non-GAAP measure.

Economic Occupancy Levels by Core Portfolio (i) and All Properties

	Core Portfolio		All Properties
Sector	3rd QTR	3rd QTR	3rd QTR	3rd QTR
	2007	2006	2007	2006

Multifamily	93.2%	94.4%	91.5%	94.4%
Office Buildings	95.5%	92.6%	94.3%	92.6%
Medical Office	99.4%	99.5%	99.4%	99.5%
Retail Centers	95.0%	93.9%	95.0%	93.9%
Industrial/Flex Centers	94.6%	94.4%	94.8%	94.4%
Overall Portfolio	95.3%	94.2%	94.8%	94.2%

(i) Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2007 and Q3 2006, core portfolio properties exclude:

Office Acquisitions: Woodholme Center, Monument II, West Gude Office Park, The Ridges and 6565 Arlington Blvd.

Medical Office Acquisitions: CentreMed I & II, Ashburn Farm Office Park, Woodholme Medical Office Building, 2440 M Street, 15005 Shady Grove Rd and The Crescent;

Retail Acquisitions: none;

Industrial Acquisitions: 270 Technology Park

Also excluded from Core Properties in Q3 2007 and Q3 2006 are Sold Properties: Maryland Trade Centers I & II and In Development Properties: Bennett Park, Clayborne Apartments, and 4661 Kenmore Ave

Washington Real Estate Investment Trust

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WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2007	2006	2007	2006
Revenue
Real estate rental revenue	$66,028	$54,857	$191,028	$155,428
Expenses
Real estate expenses	20,604	17,025	59,319	46,643
Depreciation and amortization	18,285	13,588	51,543	37,546
General and administrative	3,174	2,230	11,424	10,161

	42,063	32,843	122,286	94,350

Other (expense) income:
Interest expense	(15,824)	(12,527)	(45,498)	(34,453)
Other income	357	293	1,395	637
Other income from life insurance proceeds	—	—	1,303	—

	(15,467)	(12,234)	(42,800)	(33,816)

Income from continuing operations	8,498	9,780	25,942	27,262
Discontinued operations:
Income from operations of properties sold or held for sale	870	450	2,475	1,319
Gain on property disposed	25,022	—	25,022	—

Net Income	$34,390	$10,230	$53,439	$28,581

Income from continuing operations	$8,498	$9,780	$25,942	$27,262
Other income from life insurance proceeds	—	—	(1,303)	—
Continuing operations real estate depreciation and amortization	18,285	13,588	51,543	37,546

Funds from continuing operations	$26,783	$23,368	$76,182	$64,808

Income from discontinued operations before gain on disposal	870	450	2,475	1,319
Discontinued operations real estate depreciation and amortization	—	550	397	1,551

Funds from discontinued operations	870	1,000	2,872	2,870

Funds from operations(1)	$27,653	$24,368	$79,054	$67,678

Tenant improvements	(4,215)	(2,602)	(11,561)	(7,330)
External and internal leasing commissions capitalized	(1,159)	(1,604)	(4,392)	(4,041)
Recurring capital improvements	(2,635)	(2,019)	(7,997)	(7,037)
Straight-line rents, net	(988)	(836)	(3,247)	(2,336)
Non real estate depreciation & amortization of debt costs	987	640	2,561	1,688
Amortization of lease intangibles, net	(315)	91	(1,190)	87
Amortization and expensing of restricted share and unit compensation	882	556	3,238	2,383
Other	102	—	1,303	—

Funds Available for Distribution(2)	$20,312	$18,594	$57,769	$51,092

Certain prior year amounts have been reclassified to conform to the current presentation.

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		Three Months Ended September 30,		Nine Months Ended September 30,
Per Share Data		2007	2006	2007	2006
Income from continuing operations	(Basic)	$0.18	$0.22	$0.57	$0.63
	(Diluted)	$0.18	$0.22	$0.57	$0.63
Net income	(Basic)	$0.74	$0.23	$1.17	$0.66
	(Diluted)	$0.73	$0.23	$1.16	$0.66
Funds from continuing operations	(Basic)	$0.57	$0.52	$1.67	$1.50
	(Diluted)	$0.57	$0.52	$1.66	$1.49
Funds from operations	(Basic)	$0.59	$0.54	$1.73	$1.56
	(Diluted)	$0.59	$0.54	$1.72	$1.56

Dividends paid		$0.4225	$0.4125	$1.2575	$1.2275
Weighted average shares outstanding		46,596	44,874	45,678	43,270
Fully diluted weighted average shares outstanding		46,802	45,093	45,877	43,453

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WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited) September 30, 2007	December 31, 2006
Assets
Land	$338,203	$288,821
Income producing property	1,522,790	1,264,442

	1,860,993	1,553,263
Accumulated depreciation and amortization	(321,840)	(277,016)

Net income producing property	1,539,153	1,276,247
Development in progress (4)	138,093	120,656

Total investment in real estate, net	1,677,246	1,396,903
Investment in real estate sold or held for sale	—	29,551
Cash and cash equivalents	9,919	8,721
Restricted cash	46,002	4,151
Rents and other receivables, net of allowance for doubtful accounts of $5,096 and $3,464, respectively	35,677	31,649
Prepaid expenses and other assets	76,957	58,192
Other assets related to property sold or held for sale	—	2,098

Total Assets	$1,845,801	$1,531,265

Liabilities
Notes payable	$879,094	$728,255
Mortgage notes payable	253,500	237,073
Lines of credit	128,500	61,000
Accounts payable and other liabilities	65,335	45,089
Advance rents	6,561	5,894
Tenant security deposits	10,075	9,231
Other liabilities related to property sold or held for sale	—	1,053

Total Liabilities	1,343,065	1,087,595

Minority interest	5,593	1,739

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 46,669 and 45,042 shares issued and outstanding, respectively	467	451
Additional paid-in capital	560,695	500,727
Distributions in excess of net income	(64,019)	(59,247)

Total Shareholders’ Equity	497,143	441,931

Total Liabilities and Shareholders’ Equity	$1,845,801	$1,531,265

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

(4) Includes cost of land acquired for development.